UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A. O. Corporation (the “Company”) held its Annual Meeting of Stockholders on April 9, 2019, for the purposes of the election of the Company’s Board of Directors, to hold an advisory vote to approve the compensation of our named executive officers, and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The voting results for the election of the Company’s Board of Directors were as follows:

Class A Common Stock Directors	For	Authority Withheld	Broker Non-Vote
Ronald D. Brown	25,668,508	60	0
Paul W. Jones	25,668,508	60	0
Ajita G. Rajendra	25,668,508	60	0
Bruce M. Smith	25,668,508	60	0
Mark D. Smith	25,667,428	1,140	0
Kevin J. Wheeler	25,668,508	60	0

Common Stock Directors	For	Authority Withheld	Broker Non-Vote
William P. Greubel	80,265,420	15,480,395	10,560,244
Dr. Ilham Kadri	89,254,831	6,490,984	10,560,244
Idelle K. Wolf	87,106,088	8,639,727	10,560,244
Gene C. Wulf	86,265,479	9,480,336	10,560,244

The advisory voting results for the approval of the compensation of the Company’s named executive officers were as follows:

Total Votes
For	34,519,094
Against	704,328
Abstain	19,704
Broker Non-Votes	1,056,048

The voting results for the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019, were as follows

Total Votes
For	35,979,570
Against	309,137
Abstain	10,467
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: April 10, 2019	By:	/s/ James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary